UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 25, 2004

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 25, 2004, officers of Duquesne Light Holdings, Inc. will be meeting with members of the investment community at the Edison Electric Institute’s Financial Conference in San Diego, California. The topics to be discussed are reflected in the slides furnished as Exhibit 99.1 hereto. The topics include forward-looking statements; see the more detailed discussion thereof on Slide 2 of Exhibit 99.1.

Substantially all of the information to be discussed has been previously disclosed in the Quarterly Reports on Form 10-Q for the first two quarters of 2004 (filed May 10 and August 9, 2004), the Report on Form 8-K filed March 23, 2004, in the web cast of January 30, 2004, and in various press releases earlier this year.

However, the officers will also disclose new information as part of the discussion regarding the implementation of Duquesne Light Company’s provider-of-last-resort service for the period beginning in 2005 (POLR III). The officers plan to discuss (1) the proposed timeline to finalize the customer supply plans and the marketing and supply plan for Duquesne Light Energy, LLC (Holdings’ licensed electric generation supplier) and review those plans with the financial community in late 2004 or early 2005; (2) the composition of the wholesale power purchase contracts entered into by Duquesne Power, LP (a subsidiary of Duquesne Light) with six generation suppliers to provide approximately 70% of the POLR III obligation through 2007; (3) the exploration of a sale by a Holdings subsidiary of a partial interest in a synthetic fuel investment; and (4) the completed retirement of a subsidiary’s $100 million of 8-3/8% public income notes in October 2004.

The officers will also reaffirm Holdings’ 2004 earnings guidance of $80 million to $85 million ($1.05 to $1.11 per share) from continuing operations.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Slides for Edison Electric Institute Financial Conference, October 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date	October 25, 2004	/s/ STEVAN R. SCHOTT
(Signature)
Stevan R. Schott
Senior Vice President and
Chief Financial Officer

Duquesne Light Company
(Registrant)

Date	October 25, 2004	/s/ STEVAN R. SCHOTT
(Signature)
Stevan R. Schott
Senior Vice President and
Chief Financial Officer

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